                                                                     EXHIBIT 2.1

                                                                [Execution Copy]

                         SECURITIES PURCHASE AGREEMENT

                                    between

                           WEIRTON STEEL CORPORATION

                                      and

                         INTERNET CAPITAL GROUP, INC.

                               December 28, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I Purchase and Sale of Interest in Partnership and General Partner     3
     Section 1.1.   Purchase and Sale of Interests..........................   3
     Section 1.2.   Purchase Price..........................................   3
     Section 1.3.   Closing.................................................   3

ARTICLE II Representations and Warranties of Weirton........................   4

     Section 2.1.   Organization............................................   4
     Section 2.2.   Authorization and Enforceability........................   5
     Section 2.3.   Ownership...............................................   6
     Section 2.4.   Conflicts, Consents and Approvals.......................   6
     Section 2.5.   Subsidiaries............................................   7
     Section 2.6.   Capitalization..........................................   7
     Section 2.7.   Financial Statements....................................   8
     Section 2.8.   Litigation..............................................   8
     Section 2.9.   No Brokers or Finders...................................   9
     Section 2.10.  Taxes...................................................   9
     Section 2.11.  Absence of Undisclosed or Contingent Liabilities........  10
     Section 2.12.  Property................................................  10
     Section 2.13.  Insurance...............................................  11
     Section 2.14.  Environmental Matters...................................  12
     Section 2.15.  Intellectual Property...................................  12
     Section 2.16.  Permits.................................................  14
     Section 2.17.  Compliance with Laws....................................  15
     Section 2.18.  Labor Matters...........................................  15
     Section 2.19.  Absence of Changes......................................  15
     Section 2.20.  Transactions with Affiliates............................  17
     Section 2.21.  Contracts and Commitments...............................  17
     Section 2.22.  Benefit Plans...........................................  19
     Section 2.23.  Absence of Questionable Payments........................  20
     Section 2.24.  Books and Records.......................................  20
     Section 2.25.  Investment..............................................  20
     Section 2.26.  Disclosure..............................................  21

ARTICLE III Representations and Warranties of ICG...........................  21

     Section 3.1.   Organization............................................  21
     Section 3.2.   Authorization and Enforceability........................  21
     Section 3.3.   Conflicts, Consents and Approvals.......................  21
     Section 3.4.   No Broker's or Finders..................................  22

     Section 3.5.   Capitalization..........................................  22

ARTICLE IV Certain Covenants................................................  22

     Section 4.1.   Options to Purchase.....................................  22
     Section 4.2.   Sale or Transfer........................................  27
     Section 4.3.   Public Announcements....................................  28
     Section 4.4.   Further Assurances......................................  29

ARTICLE V Conditions to Closing; Termination................................  29

     Section 5.1.   Conditions Precedent to ICG's Obligations...............  29
     Section 5.2.   Conditions Precedent to Weirton's Obligations...........  30

ARTICLE VI Indemnification..................................................  32

     Section 6.1.   Indemnification By Weirton..............................  32
     Section 6.2.   Indemnification by ICG..................................  32
     Section 6.3.   Limitations on Indemnification..........................  32
     Section 6.4.   Survival of Representations and Warranties..............  33
     Section 6.5.   Notice and Opportunity to Defend........................  34
     Section 6.6.   Procedure for Claims by Parties.........................  35

ARTICLE VII Miscellaneous...................................................  35

     Section 7.1.   Amendment and Modification..............................  35
     Section 7.2.   Waiver of Compliance; Consents..........................  36
     Section 7.3.   Notices.................................................  36
     Section 7.4.   Assignment; No Third Party Beneficiaries................  37
     Section 7.5.   Expenses................................................  37
     Section 7.6.   Governing Law...........................................  37
     Section 7.7.   Counterparts............................................  37
     Section 7.8.   Entire Agreement........................................  37
     Section 7.9.   Severability............................................  37
     Section 7.10.  Arm's Length Contract...................................  38
     Section 7.11.  Headings; Interpretation................................  38

                                   EXHIBITS
                                   --------

Exhibit A - Form of Opinion of Counsel to Weirton
Exhibit B - Form of Amended and Restated Partnership Agreement
Exhibit C - Form of Amended and Restated Operating Agreement
Exhibit D - Form of Opinion of Counsel to ICG

                             TABLE OF DEFINED TERMS
                             ----------------------


Term                                                           Page
----                                                           ----
10% Converted Number..........................................   26
Additional Number.............................................   26
affiliate.....................................................   16
Agreement.....................................................    2
Amended and Restated Partnership Agreement....................   29
Appraised Value...............................................   26
Asserted Liability............................................   34
associate.....................................................   16
Audited Financial Statements..................................    8
Authority.....................................................    8
Average MetalSite Price.......................................   27
Benefit Plans.................................................   19
Bethlehem.....................................................    2
calculated on a fully diluted basis...........................    3
CERCLA........................................................   12
Change of Control.............................................   25
Claim Response................................................   35
Claims Notice.................................................   34
Closing.......................................................    3
Closing Date..................................................    3
Code..........................................................   10
contaminant...................................................   12
Contracts.....................................................   17
employee benefit plan.........................................   19
Environmental Laws............................................   12
ERISA.........................................................   19
ERISA Affiliate...............................................   19
Exchange Act..................................................   25
Financial Statements..........................................    8
GAAP..........................................................    8
General Partner...............................................    2
Hazardous Material............................................   12
hazardous substance...........................................   12
ICG...........................................................    2
ICG Common Stock..............................................    3

ICG Indemnified Party.........................................   32
ICG Preferred Stock...........................................   22
Indemnified Party.............................................   34
Indemnifying Party............................................   34
Interim Financial Statements..................................    8
Leases........................................................   10
Liens.........................................................    3
Litigation Conditions.........................................   34
Losses........................................................   32
LTV...........................................................    2
Manage........................................................   12
Material Adverse Effect.......................................    4
MetalSite Offering Option.....................................   23
MetalSite Public Offering.....................................   25
Operating Agreement...........................................    2
Partnership...................................................    2
Partnership Agreement.........................................    2
Partnership Intellectual Property.............................   12
Permits.......................................................   14
Permitted Liens...............................................   11
person........................................................    7
pollutant.....................................................   12
Post-Offering Change of Control Option........................   23
Pre-Offering Change of Control Option.........................   22
Purchase Price................................................    3
Purchased Class A Interest....................................    3
Purchased Interests...........................................    3
Purchased Membership Interest.................................    3
Response Period...............................................   35
Ryerson.......................................................    2
SDI...........................................................    2
Securities Act................................................    7
Tax Returns...................................................   10
Taxes.........................................................   10
Transfer......................................................   28
Transfer Notice...............................................   27
Weirton.......................................................    2
Weirton Indemnified Party.....................................   32

                         SECURITIES PURCHASE AGREEMENT

          THIS IS A SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of
                                                        ---------
December 28, 1999, by and between Weirton Steel Corporation, a Delaware corporation ("Weirton") and Internet Capital Group, Inc., a Delaware corporation
              -------
("ICG").
  ---

                                   Background
                                   ----------

          A. Weirton owns beneficially and of record (i) a Class A Interest in MetalSite, L.P., a Delaware limited partnership (the "Partnership"), pursuant to
                                                      -----------
the Third Amended and Restated Limited Partnership Agreement of the Partnership, dated as of September 1, 1999 (the "Partnership Agreement"), among MetalSite
                                    ---------------------
General Partner, LLC, a Delaware limited liability company (the "General
                                                                 -------
Partner"), Weirton, LTV Steel Company ("LTV"), Steel Dynamics, Incorporated
-------                                 ---
("SDI"), Bethlehem Steel Corporation ("Bethlehem") and Ryerson Tull, Inc.
  ---                                  ---------
("Ryerson"), and (ii) a Membership Interest in the General Partner pursuant to
  -------
the Second Amended and Restated Operating Agreement of the General Partner, dated as of September 1, 1999 (the "Operating Agreement"), among Weirton, LTV,
                                    -------------------
SDI, Bethlehem and Ryerson.

          B. The Partnership operates a website which acts as a venue for users to exchange news and information, to purchase products and services, to participate in auctions and to establish an electronic marketplace for the metals industry. The General Partner acts as the general partner of the Partnership.

          C. ICG is an Internet holding company actively engaged in business-to-business e-commerce through a network of partner companies.

          D. Weirton desires to sell to ICG, and ICG desires to purchase from Weirton, (i) a portion of Weirton's Class A Interest and (ii) a portion of Weirton's Membership Interest. In addition, Weirton desires to grant to ICG certain options to purchase additional portions of Weirton's Class A Interest and/or its Membership Interest, all on the terms and subject to the conditions set forth in this Agreement.

                                     Terms
                                     -----

          In consideration of the mutual representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

       Purchase and Sale of Interest in Partnership and General Partner
       ----------------------------------------------------------------

     Section 1.1.   Purchase and Sale of Interests.
                    ------------------------------

                    (a) Weirton hereby sells, assigns, transfers, conveys and delivers to ICG (i) a Class A Interest (as defined in the Partnership Agreement) representing a 35.35% Percentage Interest (as defined in the Partnership Agreement) in the Partnership, calculated on a fully diluted basis (the "Purchased Class A Interest"), and (ii) a Membership Interest (as defined in the
 --------------------------
Operating Agreement) representing a 39.72% Percentage Interest (as defined in the Operating Agreement) in the General Partner, calculated on a fully diluted basis (the "Purchased Membership Interest" and, together with the Purchased
            -----------------------------
Class A Interest, the "Purchased Interests"), in each case free and clear of all
                       -------------------
liens, encumbrances, claims, security interests, mortgages, pledges, charges, conditional sales or other title retention agreements, preemptive rights, easements, covenants, licenses, options, rights of first refusal or offer, title defects, or claims of any kind whatsoever (collectively, "Liens"), and ICG
                                                          -----
hereby purchases the Purchased Interests, for the Purchase Price referred to below.

                    (b)  As used herein, the phrase "calculated on a fully
                                                     ---------------------
diluted basis means calculated on a pro forma fully diluted basis taking into
-------------
account all outstanding equity interests and assuming (i) the issuance of the maximum number of equity interests authorized or reserved for issuance under any equity incentive or benefit plans of the relevant issuer (including the Management Ownership Plan, in the case of the Partnership) and (ii) the conversion or exchange of all securities convertible into or exchangeable for such equity interests and the exercise of all options, warrants or other rights to acquire such equity interests (including the warrants to purchase Class A Interests held by LTV and SDI and options granted to management and employees, in the case of the Partnership).

     Section 1.2.   Purchase Price.
                    --------------

                    (a)  The "Purchase Price" for the Purchased Interests and
                              --------------
the other terms and conditions of this Agreement shall consist of (i) $30,000,000 in cash and (ii) 852,631 shares of Common Stock, par value $.001 per share ("ICG Common Stock"), of ICG. The Purchase Price shall be allocated
        ----------------
$2,043,808 to the Purchased Membership Interest and the balance to the Purchased Class A Interest.

     Section 1.3.   Closing.
                    -------

                    (a) The closing for the purchase and sale of the Purchased Interests (the "Closing") is taking place at 10:00 a.m., local time, on the date
                -------
of this Agreement, at the offices of Dechert Price & Rhoads, 1717 Arch Street, 4000 Bell Atlantic Tower, Philadelphia, PA 19103. References to the "Closing
                                                                     -------
Date" in this Agreement mean the date of this Agreement.
----

                    (b) At the Closing, the Partnership and the General Partner shall deliver to ICG an instrument, in a form reasonably acceptable to ICG, evidencing transfer to ICG of the Purchased Class A Interest and Purchased Membership Interest, free and clear of all Liens.

                    (c) At the Closing, ICG shall deliver the Purchase Price to Weirton as follows:

                         (i)  delivery of $30,000,000 to Weirton by wire
transfer of immediately available funds to an account designated in writing by Weirton not less than three business days prior to the Closing Date; and

                         (ii) delivery of a stock certificate, registered in the
name of Weirton, representing 852,631 shares of ICG Common Stock.

                    (d) At the Closing, the closing certificates and other documents required to be delivered pursuant to this Agreement shall be exchanged.

                                  ARTICLE II

                    Representations and Warranties of Weirton
                    -----------------------------------------

           Weirton hereby represents and warrants to ICG as follows:

     Section 2.1.   Organization.
                    ------------

                    (a) Weirton is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as presently conducted.

                    (b) The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as presently conducted. The Partnership is duly qualified to do business as a foreign partnership and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it, or the conduct of its business, makes such qualification necessary, except where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. As used herein, the term "Material Adverse Effect"
                                                   -----------------------
means, individually or together with other adverse effects, any material adverse effect (i) on the assets, liabilities, operations, business, results of operations, financial condition or prospects of the Partnership or the General Partner or (ii) on the ability of each of Weirton, the Partnership or the General Partner to consummate the transactions contemplated hereby or (iii) on the ability of the Partnership or the General Partner to continue to operate its business immediately after the Closing in substantially the same manner as such business is conducted prior to the Closing.

                    (c) The General Partner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as presently conducted. The General Partner is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it, or the conduct of its business, makes such qualification necessary, except where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

                    (d)  Attached as Schedule 2.1 hereto are true, complete and
                                     ------------
correct copies of the Partnership Agreement of the Partnership and the Operating Agreement of the General Partner, in each case as in effect on the date of this Agreement (but prior to the amendment and restatement of such agreements contemplated by Section 5.1(f)).

     Section 2.2.   Authorization and Enforceability.
                    --------------------------------

                    (a) Weirton has full corporate power and authority to execute and deliver this Agreement and each other document or instrument contemplated hereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Weirton of this Agreement and each other document or instrument executed or to be executed by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action. Each of this Agreement and each other document or instrument executed or to be executed by Weirton in connection herewith has been duly executed and delivered by Weirton, and, when duly executed and delivered by the other parties hereto or thereto, constitutes a legal, valid and binding obligation of Weirton, enforceable against it in accordance with its terms.

                    (b) The Partnership has full partnership power and authority to execute and deliver each document or instrument contemplated hereby as being executed and delivered by the Partnership in connection herewith, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery by the Partnership of each document or instrument executed or to be executed by it in connection herewith, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary partnership action. Each document or instrument executed or to be executed by the Partnership in connection herewith has been duly executed and delivered by the Partnership, and, when duly executed and delivered by the other parties thereto, constitutes a legal, valid and binding obligation of the Partnership, enforceable against it in accordance with its terms.

                    (c) The General Partner has full limited liability company power and authority to execute and deliver each document or instrument contemplated hereby as being executed and delivered by the General Partner in connection herewith, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery by the General Partner of each document or instrument executed or to be executed by it in connection herewith, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary limited liability company action. Each document or instrument executed or to be executed by the General Partner in connection herewith has been duly executed and delivered by the General Partner, and, when duly executed and delivered by the other parties thereto, constitutes a legal, valid and binding obligation of the General Partner, enforceable against it in accordance with its terms.

     Section 2.3.   Ownership.  Weirton is the sole record and beneficial owner
                    ---------
of the Purchased Interests and owns the Purchased Interests free and clear of any Liens (other than any Liens arising under the Partnership Agreement or the Operating Agreement).

     Section 2.4.   Conflicts, Consents and Approvals.  Except as set forth in
                    ---------------------------------
Schedule 2.4 (and except for conflicts with the Partnership and Operating
------------
Agreements that have been duly waived by the Class A Partners (as defined in the Partnership Agreement) in accordance with the Partnership and Operating Agreements), the execution and delivery by Weirton of this Agreement and the execution and delivery by each of Weirton, the Partnership and the General Partner of any other documents or instruments contemplated hereby to be executed by any of such parties, the performance by each of Weirton, the Partnership and the General Partner of each of their obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

                    (a) violate or conflict with or result in a breach of any provision of the partnership or operating agreements of the Partnership or the General Partner, as such instruments are currently in effect, or the Certificate of Incorporation or Bylaws of Weirton;

                    (b) require any consent, approval or notice under, or registration under or payment on account of, or conflict with, or result in a violation or breach of, or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount or nature of the rent), cancellation or acceleration or result in the creation or imposition of any Lien upon the property of any of the Partnership or the General Partner) under, any of the terms, conditions or provisions of any (i) note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which any of Weirton, the Partnership or the General Partner is a party or by which any portion of its or their properties or assets may be bound, or (ii) any permit, license, approval, franchise or other governmental or regulatory authorization held or used by or binding on any of the Partnership or the General Partner;

                    (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Authority (as defined in Section 2.8) currently in effect; or

                    (d) require any action, consent, approval or authorization of, or review by, or declaration, registration or filing with, or notice to, any Authority, or any stock exchange or similar self-regulatory organization.

     Section 2.5.   Subsidiaries.
                    ------------

                    (a) The Partnership does not own, and has not owned, directly or indirectly, beneficially or of record, or have or had any operational control over, or have any obligation to acquire, any capital stock or other equity securities of any corporation, nor does the Partnership have any direct or indirect equity or ownership investment, or any obligation to incur such investment, in any other person. As used herein, the term "person" means
                                                                ------
any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization .

                    (b) Except for the Partnership, the General Partner does not own, and has not owned, directly or indirectly, beneficially or of record, or have or had any operational control over, or have any obligation to acquire, any capital stock or other equity securities of any corporation, nor does the General Partner have any direct or indirect equity or ownership investment, or any obligation to incur such investment, in any other person.

                    (c) Neither the Partnership nor the General Partner is a participant in any joint venture or similar arrangement.

     Section 2.6.   Capitalization.
                    --------------

                    (a) The authorized equity interests of the Partnership consist of Class A Interests, Class B Interests (as defined in the Partnership Agreement) and the partnership interest of the General Partner. The outstanding partnership interests of the Partnership are owned beneficially and of record as set forth in Schedule 2.6(a). All of the outstanding partnership interests of
             ---------------
the Partnership (i) are duly authorized and validly issued, (ii) have not been issued in violation of any preemptive rights, rights of first refusal or offer or similar rights of any person, and (iii) have been offered and sold in compliance with the Securities Act of 1933, as amended (the "Securities Act"),
                                                             --------------
and all other applicable securities laws and the rules and regulations thereunder.

                    (b) The authorized equity interests of the General Partner consist of limited liability company interests. The outstanding limited liability company interests of the General Partner are owned beneficially and of record as set forth in Schedule 2.6(b). All of the outstanding limited
                       ---------------
liability company interests of the General Partner (i) are duly authorized and validly issued, (ii) have not been issued in violation of any preemptive rights, rights of first refusal or offer or similar rights of any person, and (iii) have been offered and sold in compliance with the Securities Act and all other applicable such securities laws and the rules and regulations thereunder.

                    (c)  Except as set forth on Schedule 2.6(c) hereto, there
                                                ---------------
are no outstanding (i) securities of the Partnership or the General Partner convertible into or exchangeable for equity securities of the Partnership or the General Partner or (ii) options, warrants, calls or other rights to acquire from the Partnership or the General Partner, or other obligations or understandings or arrangements of the Partnership or the General Partner to issue, any equity securities or securities convertible into or exchangeable for equity securities of the Partnership or the General Partner. Except as set forth in the Partnership Agreement or the Operating Agreement or on Schedule 2.6(c) hereto,
                                                       ---------------
there are no outstanding obligations of the Partnership or the General Partner to repurchase, redeem or otherwise acquire any equity securities of the Partnership or the General Partner (or any of the other securities set forth in the previous sentence). Except pursuant to this Agreement or as set forth on
Schedule 2.6(c) hereto, neither Weirton, the Partnership nor the General Partner
---------------
is a party to, or bound by, any arrangement, agreement, instrument or order (i) relating to the transfer of any equity securities of the Partnership or the General Partner, (ii) relating to the dividend or voting rights of any equity securities of the Partnership or the General Partner, (iii) granting, or obligating the Partnership or the General Partner to grant, to any person any preemptive right or (iv) relating to rights to registration under the Securities Act or any other securities laws of any equity securities of the Partnership or the General Partner.

                    (d) Immediately after the Closing, the equity capitalization of the Partnership and the General Partner, calculated on (i) a primary basis and (ii) a fully diluted basis, will be as set forth in
Schedule 2.6(d).
---------------

     Section 2.7.   Financial Statements.  Attached hereto as Schedule 2.7 are
                    --------------------                      ------------
copies of (a) the audited financial statements of the Partnership for the partial year ended, and as of, December 31, 1998 (the "Audited Financial
                                                       -----------------
Statements") and (b) the unaudited financial statements of the Partnership for
----------
the ten month period ended, and as of, October 31, 1999 (the "Interim Financial
                                                              -----------------
Statements" and, together with the Audited Financial Statements, the "Financial
----------                                                            ---------
Statements").  The Financial Statements are in accordance with the books and
----------
records of the Partnership and fairly present in accordance with generally accepted accounting principles ("GAAP") consistently applied the assets,
                                 ----
liabilities and financial position of the Partnership as at the dates thereof, and the results of its operations for the periods covered thereby and include all material adjustments, which are of a normal and recurring nature, necessary for a fair presentation.

     Section 2.8.   Litigation.  There is no pending or, to the knowledge of
                    ----------
Weirton, threatened claim, arbitration proceeding, action, suit, investigation or other proceeding against or involving the Partnership or the General Partner, or any of the property or rights of the Partnership or the General Partner. Neither the Partnership nor the General Partner is subject to or bound by any order, judgment, writ, injunction or decree of any federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof) or court or arbitrator (any of the foregoing, an "Authority"). The foregoing includes any action, suit, proceeding, or
    ---------
investigation pending or currently threatened involving the prior employment of any of the Partnership's employees, their use in connection with the Partnership's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Partnership with potential backers of, or investors in, the Partnership or its proposed business. There is no action, suit, proceeding or investigation by the Partnership or the General Partner currently pending or that the Partnership or the General Partner currently intends to initiate.

     Section 2.9.   No Brokers or Finders.  Neither Weirton, the Partnership nor
                    ---------------------
the General Partner, nor any of their respective affiliates, nor any of their respective officers, directors or employees, (a) has employed (or will employ) any broker or finder, or (b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders' fees or expenses or indemnification or similar obligations in connection with the transactions contemplated by this Agreement.

     Section 2.10.  Taxes.
                    -----

                    (a) Each of the Partnership and the General Partner has (i) timely filed all Tax Returns required to be filed by it, (ii) paid all Taxes required to be paid with respect to such Tax Returns and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received. All Tax Returns are true, correct and complete; have been prepared in accordance with all applicable laws and requirements; and accurately reflect the taxable income (or other measure of tax) of the Partnership. The accruals for Taxes contained in the balance sheet included in the Interim Financial Statements are adequate to cover all liabilities for Taxes of the Partnership for all periods ending on or before the date of the Interim Financial Statements and include adequate provision for all deferred Taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. All Taxes of the Partnership for periods after the date of such balance sheet have been paid or are adequately reserved against on the books of the Partnership. Each of the Partnership and the General Partner has timely filed all information returns or reports that are required to be filed with any taxing Authority and has accurately reported all information required to be included on such returns or reports. True copies of federal and state income tax returns of the Partnership and the General Partner for the fiscal year ended December 31, 1998 have been delivered to ICG.

                    (b) There are no proposed assessments of Taxes against the Partnership or the General Partner, no proposed adjustments to any Tax Return pending against the Partnership or the General Partner and no proposed manner in which any Tax of the Partnership or the General Partner is determined. Except as disclosed on Schedule 2.10, each Tax Return of the
                                   -------------
Partnership and the General Partner has been audited by the relevant Authorities (and all deficiencies or proposed deficiencies resulting from such audits have been paid or are adequately provided for in the Financial Statements), or the period for re-assessment, arbitration, limitation period or statute of limitations with respect to each Tax Return has expired, and no Tax Return is under examination by any taxing Authority. Schedule 2.10 includes an accurate
                                           -------------
list of each state in which the Partnership and General Partner has each filed income tax, employment tax or sales and use Tax Returns since its formation. No claim has been made by a taxing Authority in a jurisdiction where any of the Partnership or the General Partner does not file Tax Returns that such party is or may be subject to taxation by that jurisdiction. Each of the Partnership and the General Partner has properly withheld and deposited taxes required to be withheld and deposited and has properly complied with all information reporting requirements.

                    (c)  Except as disclosed on Schedule 2.10, neither the
                                                -------------
Partnership northe General Partner has ever (i) been the subject of a Tax ruling that has continuing effect, (ii) been the subject of a closing agreement with any taxing Authority that has continuing effect, (iii) granted a power of attorney with respect to any Tax matters that has continuing effect or (iv) elected to be taxed as a corporation for federal or state income tax purposes. Neither the Partnership nor the General Partner has agreed to make nor is it required to make any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise.

                    (d)  For purposes of this Agreement, "Code" means the
                                                          ----
Internal Revenue Code of 1986, as amended, and any applicable predecessor or successor statute; "Taxes" means all federal, state, local and foreign income,
                    -----
payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital, franchise and other taxes of any kind whatsoe ver, including interest and penalties thereon and all estimated taxes; and "Tax Returns" means all returns
                                                -----------
or reports, including accompanying schedules, with respect to Taxes.

     Section 2.11.  Absence of Undisclosed or Contingent Liabilities.  Except
                    ------------------------------------------------
as set forth on  Schedule 2.11 hereto and except as (and to the extent) accrued
                 -------------
on the balance sheet included in the Interim Financial Statements, as of the date of the Interim Financial Statements, neither the Partnership nor the General Partner had any liability or obligation (whether known or unknown, absolute or contingent, liquidated or unliquidated), other than executory obligations under contracts disclosed in Schedule 2.21 not required to be
                                         -------------
accrued on such balance sheet under GAAP and incurred in the ordinary course of business consistent with past practice. Since the date of the Interim Financial Statements, neither the Partnership nor the General Partner has become subject to any such liability or obligation, other than (a) liabilities and obligations incurred in the ordinary course of business consistent with past practice of a type reflected in the Interim Financial Statements, which are not inconsistent with the representations and warranties of Weirton in this Agreement, and which could not reasonably be expected to have a Material Adverse Effect in the aggregate; (b) executory obligations under contracts which are disclosed in
Schedule 2.21, which are not required to be accrued on the Interim Financial
-------------
Statements under GAAP and which have been incurred in the ordinary course of business consistent with past practice; and (c) liabilities and obligations set forth on Schedule 2.11 hereto.
         -------------

     Section 2.12.  Property.
                    --------

                    (a)  Attached hereto as Schedule 2.12 is a list of all
                                            -------------
leases and agreements for the rental of real property to which the Partnership is a party (as lessor or lessee) or by which such real property may be bound (the "Leases"). The Partnership does not own any real property or any interest
      ------
therein (including any option or offer to purchase) other than pursuant to the Leases. Except as set forth on Schedule 2.12 hereto, the Partnership has (i)
                                -------------
good,
valid and indefeasible title to the leasehold estates conveyed under the Leases and (ii) good and valid title to the other assets and properties the Partnership purports to own, tangible and intangible (including those reflected in the Financial Statements), in each case free and clear of any Liens, except for (A) in the case of personal property, inventories disposed of by the Partnership prior to the Closing in the ordinary course of business consistent with past practice and (B) Liens for Taxes or assessments not yet due and payable (the liens and other encumbrances described in the foregoing clauses (A) and (B) referred to herein as "Permitted Liens").
                       ---------------

                    (b) The sole asset of the General Partner is its general partnership interest in the Partnership, which asset is owned by the General Partner free and clear of any Liens.

                    (c) All of the assets, tangible and intangible, used in the operation of the business of the Partnership are owned, leased or licensed by the Partnership and are sufficient to permit the Partnership to operate its business following Closing in the same manner as prior to Closing.

                    (d)  Except as set forth on Schedule 2.12, the Partnership's
                                                -------------
properties and assets are in good operating condition and working order and are adequate for the uses to which they are being put.

     Section 2.13.  Insurance.
                    ---------

                    (a)  Attached hereto as Schedule 2.13 is a true, correct
                                            -------------
and complete list of all policies of insurance to which the Partnership or the General Partner is a party, a named insured, or otherwise the beneficiary of coverage. Genuine and complete copies of each of the insurance policies listed in Schedule 2.13 have been provided to ICG.
   -------------

                    (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Partnership, the General Partner nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (iv) neither the Partnership, the General Partner, nor any ERISA Affiliate (as defined in Section 2.22(c)(ii)) shall be subject to a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability; and (v) no party to the policy has repudiated any provision thereof.
Schedule 2.13 describes any self-insurance arrangements affecting the
-------------
Partnership or the General Partner.

                    (c)  Except as set forth on Schedule 2.13, all such
                                                -------------
insurance policies are on an "occurrence," as opposed to "claims made," basis.

               (d)  Except as set forth on Schedule 2.13, all such insurance
                                           -------------
policies are sufficient for compliance with all requirements of law and the Contracts (as defined in Section 2.21).

     Section 2.14.  Environmental Matters.  Each of the Partnership and the
                    ---------------------
General Partner has been and is in compliance in respects with all applicable laws, rules and regulations, and orders concerning Hazardous Materials, health and safety and protection of the environment ("Environmental Laws"). No suit,
                                               ------------------
claim, action or proceeding is now pending before any court, governmental agency or board or other forum or threatened by any person for, and neither the Partnership nor the General Partner has received any written correspondence from any federal, state or local governmental authority with respect to, (a) noncompliance by the Partnership or the General Partner with any Environmental Law, (b) personal injury, wrongful death or other tortious conduct relating to materials, commodities or products used, sold, transferred or manufactured by the Partnership or the General Partner (including products containing or incorporating asbestos, lead or other hazardous materials) or (c) the Release (as that term is defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA")) into the environment by
                                             ------
the Partnership or the General Partner of any pollutant, toxic or hazardous material or waste (including any "hazardous substance" or "pollutant" or "contaminant" as defined in Section 101(14) of CERCLA (collectively, "Hazardous
                                                                      ---------
Material")), whether or not occurring at or on a site owned, leased or operated
--------
by the Company. Neither the Partnership nor the General Partner has managed or does manage, use, handle, manufacture, generate, transport or dispose ("Manage")
                                                                        ------
Hazardous Materials, except for de minimis quantities of office or janitorial supplies Managed in compliance with Environmental Laws. To Weirton's knowledge, no Hazardous Material is present at, on, under, in or has been Released from any real property currently or formerly owned or leased by the Partnership or the General Partner. Weirton knows of no facts or circumstances related to environmental matters concerning the Partnership or the General Partner or their businesses or any currently or formerly owned, leased or operated properties that could lead to future environmental claims, liabilities or responsibilities against the Partnership or the General Partner. There have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to the Partnership or the General Partner or any property now or formerly owned, operated or leased by the Partnership or the General Partner.

     Section 2.15.  Intellectual Property.
                    ---------------------

                    (a) The Partnership (i) owns, or (ii) is licensed to use (or otherwise has the right to use) pursuant to a written agreement set forth on Schedule 2.15(a), all patents, patent applications, trademarks, service
   -------------
marks, tradenames, trade dress, copyrights, trade secrets, licenses, know-how, concepts, computer programs, technical data, proprietary rights, proprietary processes, domain names, industrial designs, and other information necessary and material for its business as now conducted and as proposed to be conducted (each such item, "Partnership Intellectual Property") without any conflict with or
            ---------------------------------
infringement of the rights of other persons. The Partnership has not received any communications alleging, nor does the Partnership have reason to believe, that the Partnership has infringed, diluted, misappropriated, or otherwise violated or, by conducting its business as proposed, would infringe, dilute, misappropriate, or otherwise violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person, and, to Weirton's knowledge, there is no reasonable basis therefor. To Weirton's knowledge, none of the Partnership's employees, agents, consultants or contractors is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any Authority, that would interfere with the use of such person's best efforts to promote the interests of the Partnership, or that would conflict with the Partnership's business as proposed to be conducted. To Weirton's knowledge, there has been no violation or infringement by a third party of any of the Partnership Intellectual Property. Neither the execution nor the delivery of this Agreement or the other agreements or instruments contemplated hereby, nor the carrying on of the Partnership's business by the employees, agents, consultants or contractors of the Partnership, nor the conduct of the Partnership's business as currently proposed, will conflict with or result in a material breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which the Partnership or any of such employees, agents, consultants or contractors is now obligated. Except as explicitly indicated and described in Schedule 2.15(a), the Partnership does not
                                      ----------------
have any pending claims that a third party has infringed, diluted, misappropriated or otherwise violated any of the Partnership Intellectual Property. Except as explicitly indicated in Schedule 2.15(a), no Partnership
                                             ----------------
Intellectual Property is subject to any outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Partnership. Schedule 2.15(a) contains a
                                                  ----------------
complete and accurate list of all licenses, sublicenses, consents and other agreements (whether written or otherwise) (i) pertaining to any patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, trade secrets, computer software programs (other than standard, commercially available programs), or other intellectual property used by the Partnership in the conduct of its business, or (ii) by which the Partnership licenses or otherwise authorizes a third party to use such intellectual property.

                    (b) Each current and former employee, officer and director of the Partnership and the General Partner has executed an agreement with the Partnership to maintain the confidentiality of the Partnership's confidential information, true and complete copies of which have been provided to ICG. To Weirton's knowledge, none of the current or former employees, officers or directors of the Partnership or the General Partner is in violation of such agreement. Each current or former consultant to or vendor of the Partnership or the General Partner that has had access to the Partnership's confidential information has executed a written agreement under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of the Partnership's confidential information. To Weirton's knowledge, none of the consultants or vendors of the Partnership or the General Partner is in violation of such agreement.

                    (c)  Except as explicitly indicated in Schedule 2.15(c),
                                                           ----------------
to the extent that any Partnership Intellectual Property consists of works of authorship, materials, products, technology or software that have been developed or created independently or jointly by any person other than the Partnership or employees of the Partnership for which the Partnership has, directly or indirectly, paid, the Partnership has a written agreement with such person with respect thereto, and the Partnership thereby has obtained ownership of, and is the exclusive owner of, all Partnership Intellectual Property therein or thereto by operation of law or by valid assignment. In each case in which the Partnership has acquired any Partnership Intellectual Property from any person, the Partnership has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Partnership Intellectual Property (including the right to seek past and future damages with respect thereto) to the Partnership and, to the maximum extent provided for by, and in accordance with, any applicable laws and regulations, the Partnership has recorded each such assignment with the relevant governmental authorities, including the U.S. Patent and Trademark Office, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction. Except as set forth on Schedule 2.15(c), the Partnership has no plan to utilize,
                       ----------------
and does not believe it is or will be necessary to utilize, any inventions of any of its employees (or people it currently intends to hire) made prior to their employment or engagement by the Partnership.

                    (d)  Except as explicitly indicated in Schedule 2.15(d),
                                                           ----------------
all of the items of Partnership Intellectual Property owned by the Partnership are valid and in full force, are held of record in the name of the Partnership free and clear of all liens, encumbrances and other claims, and are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity. All necessary registration, maintenance and renewal fees in connection with Partnership Intellectual Property owned by the Partnership have been paid and all necessary documents and certificates in connection with such patents and registrations have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents and registrations.

                    (e)  Except as explicitly indicated in Schedule 2.15(e),
                                                           ----------------
all computer systems and software used in the business of the Partnership and the General Partner, and all products manufactured, sold or licensed by the Partnership, are capable of accurately processing, calculating, manipulating, storing and exchanging date/time data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000 and any leap year calculations. Based upon a reasonable investigation made by the Partnership and the General Partner, none of the above-referenced systems or software or products is reasonably expected to malfunction, cease to function, generate incorrect data or provide incorrect results when providing and/or receiving data in connection with any valid date, whether occurring before, on or after January 1, 2000.

     Section 2.16.  Permits.  Except as set forth on Schedule 2.16, each of
                    -------                          -------------
the Partnership and the General Partner is the legal and beneficial owner of all certificates, permits, franchises, licenses and authorizations ("Permits")
                                                                 -------
required by any Authority having or claiming jurisdiction over the Partnership or the General Partner, its properties or business, including the construction, alteration, operation, use and occupancy of the properties demised under the Leases or any part thereof, or any of the improvements thereon, and including local health permits and certificates of occupancy or the local equivalents, if any, and certificates, authorizations and permits relating to fire approvals. All such Permits are in full force and effect and good standing. Neither the Partnership nor the General Partner is in default (or non-compliance) under any Permit. No modification, suspension or cancellation of a Permit, or any proceeding relating thereto, is pending or, to the knowledge of Weirton, threatened with respect to a Permit. No other proceeding is pending or, to the knowledge of Weirton, threatened with respect to any such Permit. No notice has been received by any of Weirton, the Partnership or the General Partner with respect to any failure by the Partnership or the General Partner to have any Permit.

     Section 2.17.  Compliance with Laws.  The operations of the Partnership
                    --------------------
and the General Partner have been conducted in compliance in all material respects with applicable laws, regulations and other requirements of all Authorities having or claiming jurisdiction over the Partnership or the General Partner or any of their respective businesses or operations, including laws, regulations and requirements relating to employment and employment practices, terms and conditions of employment and wages and hours, antitrust, consumer protection, immigration, health, occupational safety and health, plant closing, pension, requirements of any Board of Fire Underwriters or similar body, building, zoning, subdivision matters, and securities. Neither any of Weirton, the Partnership nor the General Partner has received any notification of any asserted present or past failure by the Partnership or the General Partner to comply with any laws, rules or regulations nor, to the knowledge of Weirton, is there any basis for such a claim.

     Section 2.18.  Labor Matters.  Neither the Partnership nor the General
                    -------------
Partner is party to or bound by any agreement with any labor organization, including any collective bargaining or similar agreement. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Weirton, threatened against or affecting the Partnership or the General Partner. Neither the Partnership nor the General Partner has experienced any work stoppage, strike, slowdown, picketing, leafleting, or union organizational efforts.

     Section 2.19.  Absence of Changes.  Except as and to the extent set forth
                    ------------------
on Schedule 2.19, since the date of the Interim Financial Statements, there has
   -------------
not been any Material Adverse Effect or any change or occurrence which could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, except as set forth in Schedule 2.19, from and after such date,
                                  -------------
neither the Partnership nor the General Partner has:

                    (a) Increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency, tax or other reserves or changed its accounting practices, methods or assumptions (including changes in estimates or valuation methods);

                    (b) Entered into any lease or sublease of real property or exercised any purchase options or rights of first refusal contained in any of the Leases, or terminated, surrendered, canceled or assigned any of its properties demised under the Leases, or any part thereof;

                    (c) Permitted or allowed any of its property demised under the Leases, or assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien, except for Permitted Liens;

                    (d) Written down the value of any assets (including write-downs by reason of shrinkage or mark-down);

                    (e)  Cancelled any debts or waived any claims or rights;

                    (f) Sold, transferred, or otherwise disposed of any real property, or any interest therein, or its other properties or assets (real, personal or mixed, tangible or intangible), except for inventory in the ordinary course of business consistent with past practice or dispositions of obsolete furniture, fixtures and equipment which are not material in the aggregate;

                    (g) Disposed of or permitted to lapse any rights to the use of any Partnership Intellectual Property or disposed of or disclosed (except as necessary in the conduct of its business) to any person, other than representatives of ICG, any trade secret, formula, process or know-how not thereto for a matter of public knowledge;

                    (h) Granted any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increases in the compensation payable or to become payable to any officer or employee, except for normal increases granted in the ordinary course of business consistent with past practices, or entered into or amended any employment, consulting or similar agreement or made any agreement or commitment to pay any severance or similar compensation;

                    (i) Made any single capital expenditure or commitment in excess of $30,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $50,000 for additions to property, plant, equipment or intangible capital assets;

                    (j) Declared, paid or set aside for payment any dividend or other distribution in respect of its equity securities or redeemed, purchased or otherwise acquired, or offered, sold or issued, directly or indirectly, any equity or other securities of the Partnership or the General Partner (including options, warrants or rights to acquire securities), or merged or consolidated with any person, or adopted any plan of liquidation or dissolution or other reorganization, or acquired the stock, assets or business of any other person;

                    (k)  Except as disclosed on Schedule 2.20, paid,
                                                -------------
distributed, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its partners or members, or any officers or directors of the Partnership, the General Partner or any of their partners or members, or any "affiliate" of the Partnership, the
                                             ---------
General Partner or any of their partners or members or any of their respective officers or directors, or any "associate" (as
                               ---------
such terms are defined in Rule 405 under the Securities Act) of any of the foregoing persons, other than transactions contemplated by the Seller's Website Agreements disclosed on Schedule 2.21;
                        -------------

                    (l) Made any election for Tax purposes (or had any election made on its behalf);

                    (m) Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise, including by way of surety or guaranty) for the borrowing of money or the payment of money other than payment liabilities for inventory or supplies incurred in the ordinary course of business consistent with past practice;

                    (n) Paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities and obligations reflected on or reserved against on the Financial Statements or incurred in the ordinary course of business consistent with past practice since the date of the Financial Statements; or

                    (o) Agreed, whether in writing or otherwise, to take any action described in this Section.

     Section 2.20.  Transactions with Affiliates.  Except as set forth on
                    ----------------------------
Schedule 2.20 hereto, none of the persons referred to in Section 2.19(k) has any
-------------
interest, directly or indirectly, in any lease, Lien, contract, license, encumbrance, loan or other agreement or commitment to which the Partnership or the General Partner is a party, or any property or asset used or owned by, or any interest in any supplier of, the Partnership or the General Partner, other than transactions contemplated by the Seller's Website Agreements disclosed on
Schedule 2.21. Except as set forth on Schedule 2.20 hereto, neither the
-------------                         -------------
Partnership nor the General Partner is indebted, directly or indirectly, to (a) any partner or member of the Partnership or the General Partner or any affiliate of any partner or member of the Partnership or the General Partner (other than in respect of items (and amounts) fully disclosed in the Financial Statements) or (b) any officer, director or employee of the Partnership or the General Partner (or any of their associates) for any liability or obligation, whether arising by reason of stock ownership, oral or written agreement or understanding or otherwise. Schedule 2.20 is a complete and accurate list of all employees of
              -------------
the Partnership and the General Partner owing more than $5,000 (except in respect of advances for business expenses, none of which exceeds $1,000 individually or $5,000 in the aggregate) in principal to the Partnership or the General Partner, setting forth the amounts owned, the applicable interest rates, a description of the security and the maturity dates of all such debts.

     Section 2.21.  Contracts and Commitments.  Schedule 2.21 hereto contains
                    -------------------------   -------------
a complete, current and correct list of all material contracts, commitments, obligations or agreements of the Partnership and the General Partner, and all amendments thereto, whether written or oral (the "Contracts"). For purposes of
                                                  ---------
this Section 2.21, a contract which is "material" shall include any single contract, whether written or oral:

                    (a) for the purchase or sale of raw materials, commodities, supplies, inventory, products or other tangible personal property, or for the furnishing or receipt of services, the performance of which (i) will extend over a period of more than one year, (ii) has resulted in a loss to the Partnership or the General Partner in excess of $30,000, or (iii) involves consideration having a value in excess of $30,000;

                    (b)  which is a Seller Website Agreement;

                    (c) which constitutes a consulting or similar agreement having a term greater than three months or which constitutes an employment agreement or any other agreement of the Partnership or the General Partner to pay an employee or former employee compensation (including any bonus but excluding any benefits made available to employees generally), or an agreement which calls for severance payments;

                    (d) which constitutes an agreement which restricts the Partnership or the General Partner from carrying out its business anywhere in the world or from competing with any other person;

                    (e) which constitutes an agreement by the Partnership or the General Partner with any affiliate or any of the other persons referred to in Section 2.19(k);

                    (f) which constitutes a franchising, partnership, joint venture or similar agreement;

                    (g) which is a lease or other agreement relating to real property, including the Leases;

                    (h) which relates to indebtedness for borrowed money or any guarantee of the Partnership or the General Partner (including any letter of credit) or which grants any Lien (other than a Permitted Lien) on any assets, rights or properties of the Partnership or the General Partner, or which is a tax sharing or similar agreement;

                    (i) which deals with any environmental investigations or remediations;

                    (j) which is a license or similar agreement for Partnership Intellectual Property, whether as licensee or licensor; or

                    (k) where the consequences of a breach or default thereunder, or the termination, expiration or cancellation thereof, could reasonably be expected to have a Material Adverse Effect.

True, correct and complete copies of all written Contracts described in
Schedule 2.19 have been delivered to ICG, together with a complete written
-------------
description of oral Contract. Each of the Contracts is legal, valid and in full force and effect and is valid, binding and enforceable by the

Partnership or the General Partner, as applicable, in accordance with its terms. Neither the Partnership nor the General Partner is in default under or has breached any of the Contracts, and no act or omission has occurred which, with notice or lapse of time or both, would constitute a breach or default under any term or provision of any such Contract. To the knowledge of Weirton, no other party is in breach or default under any of such Contracts, and no act or omission has occurred by any other party thereto which, with notice or lapse of time or both, would constitute such a breach or default under any term or provision thereof.

     Section 2.22.  Benefit Plans.
                    -------------

                    (a)  Set forth on Schedule 2.22 is a true and complete
                                      -------------
list of each (i) "employee benefit plan", as defined in Section 3(3) of ERISA
                  ---------------------
(including any "multiemployer plan," as defined in Section 3(37) of ERISA), (ii) other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, employment, severance, salary continuation, termination, change-of-control, health, life, disability, group insurance, vacation, holiday and fringe benefit plan, program, contract, or arrangement (other than de minimis fringe benefits not material in the aggregate to the Partnership) maintained, contributed to, or required to be contributed to, by the Partnership, the General Partner or any ERISA Affiliate of the Partnership or the General Partner for the benefit of any employee, former employee, director, officer or independent contractor of the Partnership or the General Partner or under which the Partnership, the General Partner or any such ERISA Affiliate has any liability with respect to any employee, former employee, director, officer or independent contractor of the Partnership or the General Partner (the "Benefit Plans").
              -------------

                    (b) Neither the Partnership nor the General Partner nor any such ERISA Affiliate has ever contributed to or been required to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), and neither the Partnership nor the General Partner nor any such ERISA Affiliate has any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan. All of the individuals whose primary responsibility relate to the business of the Partnership or the General Partner are employed by the Partnership, and no such individual is employed by any other ERISA Affiliate.

                    (c) As used herein, the capitalized terms below have the following meanings:

                         (i) "ERISA" means the Employee Retirement Income
                              -----
Security Act of 1974, as amended.

                         (ii) "ERISA Affiliate" means (A) any corporation
                               ---------------
included with the Partnership and/or the General Partner in a controlled group of corporations within the meaning of Section 414(b) of the Code; (B) any trade or business (whether or not incorporated) which is under common control with the Partnership and/or the General Partner within the meaning of Section 414(c) of the Code; (C) any member of an affiliated service group of which the Partnership and/or the General Partner is a member within the meaning of Section 414(m) of the Code; or (D) any other person treated as an affiliate of the Partnership and/or the General Partner under Section 414(o) of the Code.

     Section 2.23.  Absence of Questionable Payments.  Neither the Partnership
                    --------------------------------
nor the General Partner, nor, to the knowledge of Weirton, any of their respective directors, officers, agents, employees or other person acting on their behalf, has used any partnership or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. Neither the Partnership nor the General Partner, nor, to the knowledge of Weirton, any of their respective directors, officers, agents, employee or other persons acting on their behalf, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

     Section 2.24.  Books and Records.  The Partnership and the General
                    -----------------
Partner have maintained complete, current and correct copies of: (a) their partnership and operating agreements and other organizational documents and all amendments thereto; (b) the equityholder records of the Partnership and the General Partner; and (c) the minutes, signed consent resolutions and other records of the meetings and other proceedings of the equityholders and directors of the Partnership and the General Partner.

     Section 2.25.  Investment.
                    ----------

                    (a) Weirton is acquiring shares of ICG Common Stock solely for its own account, without a view to the distribution thereof in violation of the Securities Act and with no intention of participating in the formulation, determination or direction of the basic business decisions of ICG in accordance with 16 C.F.R. (S) 801.1(i)(1).

                    (b) Weirton acknowledges and agrees that the certificates representing the shares of ICG Common Stock issued to Weirton hereunder shall bear the following legend in addition to any other legend required under applicable law:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.


Prior to any proposed Transfer (as defined in Section 4.2) of any such shares, Weirton shall give written notice to ICG describing the manner and circumstances of the proposed Transfer accompanied by a written opinion of legal counsel, addressed to ICG and its transfer agent, and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the shares may be effected without registration under the Securities Act and applicable state securities laws. Each certificate evidencing the shares transferred shall bear the legends set forth above, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws.

     Section 2.26.  Disclosure.  No representation or warranty or other
                    ----------
statement made by Weirton in this Agreement or any disclosure schedule, certificate or other document delivered hereunder contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.


                                  ARTICLE III

                     Representations and Warranties of ICG
                     -------------------------------------

          ICG represents and warrants to Weirton, as of the date of this Agreement, as follows:

     Section 3.1.   Organization.   ICG is a corporation duly organized, validly
                    ------------
existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as presently conducted.

     Section 3.2.   Authorization and Enforceability.  ICG has full corporate
                    --------------------------------
power and authority to execute and deliver this Agreement and each other document or instrument contemplated hereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by ICG of this Agreement and each other document or instrument executed or to be executed by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action. Each of this Agreement and each other document or instrument executed or to be executed by ICG in connection herewith has been duly executed and delivered by ICG and, when duly executed and delivered by the other parties hereto or thereto, constitutes a legal, valid and binding obligation of ICG, enforceable against it in accordance with its terms.

     Section 3.3.   Conflicts, Consents and Approvals.  Except as set forth in
                    ---------------------------------
Schedule 3.3, the execution and delivery by ICG of this Agreement and any other
------------
documents or instruments contemplated hereby, the performance by ICG of each of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

                    (a) violate or conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of ICG, as such instruments are currently in effect;

                    (b) require any consent, approval or notice under, or registration under or payment on account of, or conflict with, or result in a violation or breach of, or constitute

(with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount or nature of the rent), cancellation or acceleration or result in the creation or imposition of any Lien upon the property of ICG) under, any of the terms, conditions or provisions of any (i) note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which ICG is a party or by which any portion of its properties or assets may be bound, or (ii) any permit, license, approval, franchise or other governmental or regulatory authorization held or used by or binding on ICG;

               (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award currently in effect; or

               (d) require any action, consent, approval or authorization of, or review by, or declaration, registration or filing with, or notice to, any Authority, or any stock exchange or similar self-regulatory organization.

     Section 3.4.   No Broker's or Finders.  Neither ICG, nor any of its
                    ----------------------
affiliates, nor any of its or their affiliates' respective officers, directors or employees, (a) has employed (or will employ) any broker or finder, or (b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders' fees or expenses or indemnification or similar obligations in connection with the transactions contemplated by this Agreement.

     Section 3.5.   Capitalization.  The authorized capital stock of ICG
                    --------------
consists of 300,000,000 shares of ICG Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share ("ICG Preferred Stock"). As of the
                                             -------------------
date hereof (but prior to the issuance of shares to Weirton contemplated hereby), there are 262,058,006 shares of ICG Common Stock and no shares of ICG Preferred Stock issued and outstanding. All such issued and outstanding shares of ICG Common Stock are duly authorized, validly issued, fully paid and non-assessable.


                                  ARTICLE IV

                               Certain Covenants
                               -----------------

     Section 4.1.   Options to Purchase.
                    -------------------

                    (a)  From and after the Closing:

                         (i)   In the event that a Change of Control (as defined
in paragraph (c) below) of Weirton occurs prior to the consummation of a MetalSite Public Offering (as defined in paragraph (d) below), Weirton (or its successor) will give written notice to ICG promptly (but in any event no later than 10 days) following the occurrence of such Change of Control, and ICG will have the right and option (the "Pre-Offering Change of Control Option") to
                                -------------------------------------
purchase from Weirton or its successor (or their respective affiliates) all or any portion of the partnership interests in the Partnership, and the member interests in the General Partner, then owned by Weirton or its successor (or their respective affiliates) at a purchase price equal to the Appraised Value of such interests (as defined in paragraph (e) below);

                         (ii)  In the event that a MetalSite Public Offering
occurs, Weirton will give written notice to ICG promptly (but in any event no later than 10 days) following the consummation of such MetalSite Public Offering, and ICG will have the right and option (the "MetalSite Offering
                                                       ------------------
Option") to purchase from Weirton up to an Additional Number (as defined in
------
paragraph (f) below) of shares of Common Stock of the Partnership at a per share purchase price equal to the Average MetalSite Price (as defined in paragraph (g) below) as of the date of ICG's notice of the exercise of such MetalSite Offering Option, it being understood that if ICG exercises the MetalSite Offering Option, Weirton will afford the Partnership the opportunity to sell (in lieu of Weirton) to ICG up to the Additional Number of shares of Common Stock of the Partnership as to which ICG has exercised such option at the closing for the exercise of such option, in which event ICG agrees to purchase up to the Additional Number of shares as to which it has exercised the MetalSite Offering Option from the Partnership (in lieu of Weirton) and to pay the purchase price therefor to the Partnership at such closing, it being further understood that if the Partnership determines not to or fails to deliver such shares to ICG at such closing in accordance with this Agreement, Weirton shall be obligated to deliver to ICG at such closing up to the Additional Number of shares of Common Stock of the Partnership as to which ICG has exercised the MetalSite Offering Option (and, likewise, Weirton shall be entitled to receive the purchase price for such shares at such closing from ICG).

                         (iii) In the event that (A) a Change of Control of
Weirton occurs on or after the date of consummation of a MetalSite Public Offering and (B) ICG has exercised all or a portion of the MetalSite Offering Option (or notice of exercise of such option may not yet be given), Weirton (or its successor) will give written notice to ICG promptly (but in any event no later than 10 days) following the occurrence of such Change of Control, and ICG will have the right and option (the "Post-Offering Change of Control Option") to
                                     --------------------------------------
purchase from Weirton or its successor (or their respective affiliates) all or any portion of the shares of Common Stock of the Partnership then owned by Weirton or its successor (or their respective affiliates) at a per share purchase price equal to the Average MetalSite Price as of the date of ICG's notice of the exercise of the Post-Offering Change of Control Option.

                    (b) In the event that ICG wishes to exercise any of the options granted pursuant to paragraph (a) above, ICG will give written notice to Weirton or its successor specifying a place and date (not more than 60 days after the date of such notice) for the closing of the exercise of such option.

                         (i)   In the case of the Pre-Offering Change of Control
Option, such notice of exercise may be given by ICG to Weirton at any time during the 180 day period following ICG's receipt of written notice of the Change of Control from Weirton or its successor (or such earlier time as ICG becomes aware of the occurrence of the Change of Control of Weirton); provided,
                                                                      --------
however, that in the event of any disagreement by Weirton or its successor
-------
with the amount of the Appraised Value proposed by ICG in its notice of exercise, the expiration of such 180 day period shall be tolled until the date 10 days following the date of final determination of the Appraised Value pursuant to paragraph (e) below and provided further, however, that in the event
                                    -------- -------  -------
of any such disagreement by Weirton or its successor with the amount of the Appraised Value proposed by ICG, ICG will have the right to rescind any previously given notice of exercise of the Pre-Offering Change of Control Option at any time following the date of final determination of the Appraised Value.

                         (ii)  In the case of the MetalSite Offering Option,
such notice of exercise may be given by ICG to the Partnership and Weirton at any time during the 30 day period following the date which is 30 days after the expiration of any 180 day or other period commencing upon the closing of the MetalSite Public Offering during which senior management and/or significant stockholders of the Partnership are prohibited from selling equity securities of the Partnership pursuant to any underwriting, "lock-up", "standstill" or similar agreement entered into in connection with the MetalSite Public Offering.

                         (iii) In the case of the Post-Offering Change of
Control Option, such notice of exercise may be given by ICG to Weirton or its successor at any time during the 180 day period following ICG's receipt of written notice of the Change of Control from Weirton or its successor (or such earlier time as ICG becomes aware of the occurrence of the Change of Control of Weirton).

Notwithstanding the foregoing, in the event any regulatory or other governmental approval is required in connection with the closing of any of the above options, the expiration of the applicable exercise period for such option shall be tolled until 10 days after the receipt of such regulatory or other governmental approval. At such closing, ICG will pay the aggregate purchase price for the equity interests to be purchased by wire transfer of immediately available funds to an account designated in writing by Weirton (or, in the case of the MetalSite Offering Option, the Partnership (if the Partnership determines to fulfill Weirton's obligations under such option under the provisions of subparagraph
(a)(ii) above)) not less than three business days prior to such closing, and Weirton (or, in the case of the MetalSite Offering Option, the Partnership (if the Partnership determines to fulfill Weirton's obligations and under such option under the provisions of subparagraph (a)(ii) above)) will deliver to ICG
(i) if the securities to be so purchased are in certificated form, a certificate evidencing the securities to be purchased, registered in the name of ICG, and
(ii) a written instrument executed by the seller of the securities effecting the transfer of the securities free and clear of any Liens and representing and warranting as to its ownership of such securities free and clear of any Liens, its corporate power and authority to transfer such securities and such other matters as ICG shall reasonably request. It is understood and agreed in connection with an exercise of the MetalSite Offering Option and the Post-Offering Change of Control Option that ICG shall also have the option to purchase all or any portion of the membership interests in the General Partner owned by Weirton or its successor (or their respective affiliates) (or, in the case of the MetalSite Offering Option, a portion of such interest that corresponds to the portion of the Partnership acquired upon exercise of such option) at a purchase price equal to the Appraised Value of such interests. The exercise and closing of such options shall occur at the same time and in the same manner as that provided herein for the MetalSite Offering Option or Post-Offering Change of Control Option, as applicable.

                    (c)  A "Change of Control" of Weirton means any of the
                            -----------------
following events:

                         (i)   the acquisition by any person or "group" within
the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than a wholly owned subsidiary of
                 ------------
Weirton) of "beneficial ownership" (as such term is used in Rule 13d-3 under the Exchange Act) of securities of Weirton representing more than 50% of the total aggregate voting power of Weirton's then outstanding securities entitled to vote generally in the election of directors;

                         (ii)  (A) consummation of any consolidation, merger,
share exchange or other similar transaction involving Weirton in which all of the holders of voting securities of Weirton immediately before the consolidation, merger, share exchange or similar transaction, will not own 50% or more of the voting securities of the continuing or surviving entity immediately after such consolidation, merger, share exchange or similar transaction, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Weirton; or

                         (iii) during any period of 24 consecutive months,
individuals who at the beginning of such period constituted the Board of Directors of Weirton, together with any new directors whose election by the Board of Directors of Weirton or whose nomination for election by the stockholders of Weirton was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of Weirton then in office.

                    (d)  The term "MetalSite Public Offering" means a
                                   -------------------------
successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act in respect of the offer and sale of equity securities of the Partnership for the account of the Partnership resulting in aggregate net proceeds to the Partnership of not less than $30,000,000; provided, however, that such term shall not include any offer
                  --------  -------
or sale of securities pursuant to a registration statement on Form S-8 or S-4 or any similar or successor form or any registration statement relating to an exchange offer or an offering of securities solely to the Partnership's employees and directors or security holders of a corporation or other person being acquired by, or merged with, the Partnership, or any public offering of a combination of debt and equity securities of the Partnership in which (i) not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities and (ii) after giving effect to such offering, the Partnership does not have a class of equity securities required to be registered under the Exchange Act.

                    (e)  The "Appraised Value" of the partnership interest of
                              ---------------
Weirton or its successor (or their respective affiliates) in the Partnership shall be determined as follows. ICG shall propose a price to Weirton or its successor for the portion of such interest to be purchased by ICG pursuant to the Pre-Offering Change of Control Option in its written notice of exercise of such option, which proposed price will be the "Appraised Value" unless Weirton or its successor disagrees with such price pursuant to the procedures in the next sentence. If, within 10 days of delivery of the exercise notice, Weirton or its successor delivers written notice of its disagreement with the proposed price to ICG, ICG and Weirton or its successor shall within 10 days thereafter each retain on customary terms an investment bank of recognized national standing. The fees and expenses of each such investment bank shall be paid by the party who retained such investment bank. Each such investment bank will be instructed to render an estimation of the fair market value of the portion of the partnership interest to be purchased by ICG pursuant to the Pre-Offering Change of Control Option within 30 days of its engagement. If the greater of such two estimations is equal to or less than 110% of the lesser of such estimations, the "Appraised Value" will be the arithmetic mean of the two estimations. If the greater of such two estimations is more than 110% of the lesser of such two estimations, then the two investment banks will promptly select a third investment bank of recognized national standing, which third bank will be retained jointly by Weirton or its successor and ICG. The third investment bank will be instructed to render its estimation of the fair market value of the portion of the interests to be purchased by ICG pursuant to the Pre-Offering Change of Control Option within 30 days of its engagement, and the "Appraised Value" will be the arithmetic mean of the estimation of the third investment bank and whichever of the initial two investment banks' estimations of the fair market value of such interests is closer to the estimation of the third investment bank. The fees and expenses of the third investment bank will be paid by (i) ICG, if the third investment bank's estimation is closer to the estimation provided by the investment bank retained by Weirton or its successor than to the estimation of the investment bank retained by ICG, or (ii) Weirton or its successor, if the third investment bank's estimation is closer to the estimation provided by the investment bank retained by ICG than to the estimation provided by the investment bank retained by Weirton or its successor. The "Appraised Value" of the portion of the membership interest of Weirton or
     ---------------
its successor (or their respective affiliates) in the General Partner to be purchased by ICG pursuant to the Pre-Offering Change of Control Option shall be that portion of the selling party's positive capital account balance in the General Partner that corresponds to such portion of the membership interest being sold. Any determination of the "Appraised Value" in accordance with this paragraph shall be final and binding on the parties.

                    (f)  The "Additional Number" of shares of Common Stock of
                              -----------------
the Partnership means, if such shares are purchased from Weirton, that number of shares into which a Class A Interest of the Partnership representing a 10% Percentage Interest (as such terms are defined in the Partnership Agreement), calculated on a fully diluted basis, is convertible in connection with conversion of the Partnership to a corporation pursuant to a MetalSite Public Offering (the "10% Converted Number"); provided, however, that if the shares are
               --------------------    --------  -------
issued by the Partnership (as opposed to being purchased from Weirton), the Additional Number shall be that number which, when added to the shares of Common Stock of the Partnership then owned by ICG, results in ICG owning, calculated on a fully diluted basis, the same percentage of Common

Stock of the Partnership that ICG would have owned had ICG purchased the 10% Converted Number of shares from Weirton.

                    (g)  The "Average MetalSite Price" as of any date means the
                              -----------------------
average of the closing prices per share of the equity securities of the Partnership as reported by the stock exchange or automated quotation system on which such securities are then listed, for the most recent 10 days on which trading of such securities has occurred prior to the day immediately prior to the day immediately prior to such date. If more than one class or type of equity security of the Partnership is so traded, such price shall be calculated with respect to the security that corresponds to the security to be purchased by ICG under this Section 4.1 (or Section 4.2, as applicable).

                    (h) It is understood that if there is recapitalization or similar change in the capital structure of the Partnership or the General Partner, or any conversion of the Partnership or the General Partner to a corporation or other type of entity, references to "partnership interests" or "equity securities" of the Partnership or the General Partner in this Section
4.1 or Section 4.2 shall be deemed to be references to the equity securities of such entity following such change, or the capital stock or other equity securities of such entity following such conversion, as appropriate. References to "Common Stock of the Partnership" following a MetalSite Public Offering in this Section 4.1 are made in anticipation that the Partnership will convert to a corporation in connection with a public offering and are intended to refer to the equity securities that are offered to the public in a MetalSite Public Offering. The parties intend that appropriate adjustment and interpretation of these provisions be made if the Partnership is not converted to a corporation in connection with a MetalSite Public Offering.

                    (i) Weirton, on behalf of itself and its affiliates, agrees that, prior to the exercise in full by ICG of the MetalSite Offering Option, neither it nor its affiliates will Transfer (as defined in Section 4.2 below) any partnership interests or other equity securities of the Partnership or the General Partner without the prior written consent of ICG.

                    (j) It is understood and agreed that, prior to a MetalSite Public Offering, the rights and obligations of ICG pursuant to this Section 4.1 or Section 4.2 shall be assignable only to (i) ICG's affiliates and (ii) upon a sale of all of the Purchased Interests by ICG (or its affiliates) to an unaffiliated third party, such third party. It is further understood and agreed that following a MetalSite Public Offering, the rights and obligations of ICG pursuant to this Section 4.1 or Section 4.2 shall be freely assignable by ICG.

     Section 4.2.   Sale or Transfer.
                    ----------------

                    (a) If, at any time after a MetalSite Public Offering, Weirton or its successor (or their respective affiliates) wishes to effect any Transfer (as defined below) of any equity securities of the Partnership, Weirton shall give written notice to ICG (a "Transfer Notice") of such intended
                                     ---------------
Transfer, specifying the equity securities to be subject to Transfer and the intended method of Transfer (and, including, to the extent known, the identity of any known purchasers and, in respect of a proposed private sale, the price at which, and the material terms upon which (including the identity of any prospective purchaser), such sale is proposed to be made). Following receipt of the Transfer Notice, ICG will have the right and option to purchase from Weirton or its successor (or their respective affiliates) all or any portion of the equity securities of the Partnership proposed to be Transferred by Weirton or its successor (or their respective affiliates) at a purchase price equal to the Average MetalSite Price as of the date of the Transfer Notice; provided, however, that ICG shall be
                                       --------  -------
permitted to exercise such option only if ICG shall have exercised all or any portion of the MetalSite Offering Option (or notice of exercise of the MetalSite Offering Option may not yet be given by ICG). As used herein, the term "Transfer" includes the making of any sale, exchange, assignment, hypothecation,
 --------
gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interests in the Partnership, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such partnership interest in the Partnership.

                    (b) In the event that ICG wishes to exercise the option granted pursuant to paragraph (a) above, ICG will give written notice to Weirton or its successor specifying a place and date (not more than 60 days after the date of such notice) for the closing of the exercise of such option. Such notice of exercise may be given by ICG to Weirton or its successor at any time during the 180 day period following ICG's receipt of the Transfer Notice.

                    (c) If ICG does not exercise the option granted pursuant to paragraph (a) above, Weirton or its successor (or their respective affiliates) shall be free to effect the Transfer of such equity securities proposed to be Transferred by Weirton; provided, however, that (i) any such Transfer shall be
                        --------  -------
on terms no less favorable to the purchaser than the terms, if any, set forth in the Transfer Notice and (ii) any securities not so Transferred by Weirton or its successor (or their respective affiliates) within 120 days after the expiration of ICG's option shall again be subject to the provisions of this Section 4.2.

                    (d) At the closing of the exercise of the option granted pursuant to paragraph (a) above, ICG will pay the aggregate purchase price for the equity interest to be purchased by wire transfer of immediately available funds to an account designated in writing by Weirton or its successor not less than three business days prior to such closing, and Weirton or its successor will deliver to ICG a (i) if such securities to be so purchased are in certificated form, a certificate evidencing the securities to be purchased, registered in the name of ICG and (ii) a written instrument executed by Weirton or its successor effecting the transfer of the securities free and clear of any Liens and representing and warranting as to its ownership of such securities free and clear of any Liens, its corporate power and authority to transfer such securities and such other matters as ICG shall reasonably request.

     Section 4.3.   Public Announcements.  The parties agree to provide
                    --------------------
reasonable notice of and consult with one another regarding any press release or other public announcement made on or in connection with the Closing. Following the Closing, Weirton will take all actions within its control to prevent the Partnership and the General Partner from identifying ICG in any of its advertising, promotional or similar material without the prior written consent of ICG.

     Section 4.4.   Further Assurances.  Weirton, on the one hand, and ICG, on
                    ------------------
the other hand, agree that subsequent to the Closing Date, at the request of the other party, they will execute and deliver, or cause to be executed and delivered, to the other party such further instruments and take such other action as may be necessary to carry out the transactions contemplated by this Agreement.

                                   ARTICLE V

                      Conditions to Closing; Termination
                      ----------------------------------

     Section 5.1.   Conditions Precedent to ICG's Obligations.  The obligation
                    -----------------------------------------
of ICG to purchase the Purchased Interests pursuant to this Agreement is subject to the fulfillment (or waiver in accordance with this Agreement) at or before the Closing of each of the following conditions:

                    (a)  Representations and Warranties. The representations and
                         ------------------------------
warranties of Weirton contained in Article II shall be true and correct in all material respects on and as of the Closing Date.

                    (b)  Performance. Weirton shall have performed all
                         -----------
agreements, and covenants contained herein required to be performed or fulfilled by it before the Closing.

                    (c)  Certificate. Weirton shall have delivered a
                         -----------
certificate, executed by the President or a Vice President of Weirton, as applicable, on behalf of Weirton, as applicable, confirming satisfaction of the conditions set forth in paragraphs (a) and (b) above.

                    (d)  Proceedings Satisfactory; Compliance Certificate. All
                         ------------------------------------------------
corporate, partnership, limited liability company and other legal proceedings taken by Weirton, the Partnership and the General Partner in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be satisfactory in form and substance to ICG, and ICG and their counsel shall have received such counterpart originals or certified or other copies of documents as they shall have reasonably requested.

                    (e)  Opinion of Weirton's Counsel. There shall have been
                         ----------------------------
delivered to ICG an opinion of Buchanan Ingersoll Professional Corporation, counsel to Weirton, in substantially the form attached hereto as Exhibit A.
                                                                 ---------

                    (f)  Amendment and Restated Partnership Agreement and
                         ------------------------------------------------
Operating Agreement. Each of the parties to the Partnership Agreement shall have
-------------------
executed and delivered an amendment and restatement of the Partnership Agreement (the "Amended and Restated Partnership Agreement"), and each of the parties to
      ------------------------------------------
the Operating Agreement shall have executed and delivered an amendment and restatement of the Operating Agreement (the

"Amended and Restated Operating Agreement"), each in the respective forms
 ----------------------------------------
attached hereto as Exhibit B and Exhibit C.
                   ---------     ---------

                    (g)  Consents and Approvals. Weirton, the Partnership and
                         ----------------------
the General Partner shall have received (and shall have furnished to ICG evidence thereof) any approvals and consents from all third parties necessary or required to complete the transactions contemplated hereby, including such consents of the Class A Partners or the Partnership, the members of the General Partner and the General Partner necessary to transfer the Purchased Interests, and such approvals and consents shall not have been withdrawn or expired as of the Closing Date.

                    (h)  Supporting Documents. ICG shall have received copies of
                         --------------------
the following documents:


                         (i)   (A) the Certificate of Limited Partnership of the
Partnership and the Certificate of Formation of the General Partner, certified as of a date not less than five business days prior to the Closing Date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of such date as to the good standing of the Partnership and the General Partner, the payment of all excise taxes by the Partnership and the General Partner, and listing all documents of the Partnership or the General Partner on file with said Secretary; and

                         (ii)  a certificate of the Secretary of the Partnership
and the General Partner dated the Closing Date certifying: (A) that attached thereto is a true and complete copy of all resolutions adopted by the General Partner and the Board of Directors of the General Partner authorizing the execution, delivery and performance of this Agreement, the Amended and Restated Partnership Agreement, the Amended and Restated Operating Agreement and the other agreements and instruments contemplated hereby and thereby, and that all such resolutions are in full force and effect and are the only resolutions adopted in connection with the transactions contemplated by this Agreement and the Amended and Restated Partnership Agreement and the Amended and Restated Operating Agreement; and (B) to the incumbency and specimen signature of each officer of the General Partner executing this Agreement, the Amended and Restated Partnership Agreement, the Amended and Restated Operating Agreement and any certificate or instrument furnished pursuant hereto or thereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (B).

                    (i)  Election of Directors. The Board of Directors of the
                         ---------------------
General Partner shall consist of not more than eleven persons, and Douglas A. Alexander and Walter W. Buckley, III shall have been elected to the Board of Directors of the General Partner.

     Section 5.2.   Conditions Precedent to Weirton's Obligations.  The
                    ---------------------------------------------
obligation of Weirton to sell the Purchased Interests pursuant to this Agreement is subject to the fulfillment (or waiver in accordance with this Agreement) at or before the Closing of each of the following conditions:

                    (a)  Representations and Warranties. The representations and
                         ------------------------------
warranties of ICG contained in Article III shall be true and correct in all material respects on and as of the Closing Date.

                    (b)  Performance.  ICG shall have performed or fulfilled all
                         -----------
agreements, obligations and conditions contained herein required to be performed or fulfilled by ICG before the Closing.

                    (c)  Certificate. ICG shall have delivered a certificate,
                         -----------
executed by the President or a Vice President of ICG, as applicable, on behalf of ICG, as applicable, confirming satisfaction of the conditions set forth in paragraphs (a) and (b) above.

                    (d)  Proceedings Satisfactory; Compliance Certificate. All
                         ------------------------------------------------
corporate and legal proceedings taken by ICG in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be satisfactory in form and substance to Weirton, and Weirton and its counsel shall have received such counterpart originals or certified or other copies of documents as they shall have reasonably requested.

                    (e)  Opinion of ICG's Counsel. There shall have been
                         ------------------------
delivered to Weirton an opinion of Dechert Price & Rhoads, counsel to ICG, in substantially the form attached hereto as Exhibit D.
                                          ---------

                    (f)  Amendment and Restated Partnership Agreement. ICG shall
                         --------------------------------------------
have executed and delivered and the Amended and Restated Partnership Agreement and the Amended and Restated Operating Agreement.

                         (i)   Supporting Documents. Weirton shall have received
                               --------------------
a certificate of the Secretary of ICG dated the Closing Date certifying: (i) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of ICG authorizing the execution, delivery and performance of this Agreement, the Amended and Restated Partnership Agreement, the Amended and Restated Operating Agreement and the other agreements and instruments contemplated hereby and thereby, and that all such resolutions are in full force and effect and are the only resolutions adopted in connection with the transactions contemplated by this Agreement, the Amended and Restated Partnership Agreement and the Amended and Restated Operating Agreement; and (ii) to the incumbency and specimen signature of each officer of ICG executing this Agreement, the Amended and Restated Partnership Agreement, the Amended and Restated Operating Agreement and any certificate or instrument furnished pursuant hereto or thereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii).

                                  ARTICLE VI

                                Indemnification
                                ---------------

     Section 6.1.   Indemnification By Weirton.  Subject to Section 6.3, Weirton
                    --------------------------
hereby agrees to indemnify, defend and hold harmless ICG and its affiliates, and their respective directors, officers, employees and representatives (any of the foregoing, an "ICG Indemnified Party"), from and against any loss, liability,
               ---------------------
claim, obligation, damage, deficiency, costs and expenses, fines or penalties (including reasonable attorney fees and other defense costs or other response actions) ("Losses") suffered, sustained, incurred or required to be paid by any
           ------
such ICG Indemnified Party due to, based upon, arising out of, or otherwise in respect of (a) any inaccuracy in, or breach of, a representation or warranty of Weirton contained in this Agreement or in any agreement or instrument or certificate furnished or to be furnished by or on behalf of Weirton to ICG pursuant hereto or in connection with the transactions contemplated hereby, (b) any breach or nonfulfillment of any covenant or agreement of Weirton contained in this Agreement or in any agreement or instrument or certificate furnished or to be furnished to ICG pursuant hereto or in connection with the transactions contemplated hereby, or (c) the enforcement by any ICG Indemnified Party of its rights under this Agreement.

     Section 6.2.   Indemnification by ICG.  Subject to Section 6.3, ICG hereby
                    ----------------------
agrees to indemnify, defend and hold harmless Weirton and its affiliates, and their respective directors, officers, employees and representatives (any of the foregoing, a "Weirton Indemnified Party"), from and against any Losses suffered,
              -------------------------
sustained, incurred or required to be paid by any such Weirton Indemnified Party due to, based upon, arising out of, or otherwise in respect of (a) any inaccuracy in, or breach of, a representation or warranty of ICG contained in this Agreement or in any agreement or instrument or certificate furnished or to be furnished by or on behalf of ICG to Weirton pursuant hereto or in connection with the transactions contemplated hereby, (b) any breach or nonfulfillment of any covenant or agreement of ICG contained in this Agreement or in any agreement or instrument or certificate furnished or to be furnished to Weirton pursuant hereto or in connection with the transactions contemplated hereby, or (c) the enforcement by any Weirton Indemnified Party of its rights under this Agreement.

     Section 6.3.   Limitations on Indemnification.  The indemnification
                    ------------------------------
provided for in Sections 6.1 and 6.2 shall be subject to the following limitations:

                    (a) Except as otherwise provided below, Weirton shall not be obligated to pay any indemnification amounts for Losses pursuant to Section 6.1(a) in respect of breaches of, or inaccuracies in, representations and warranties unless and until the aggregate amount of all Losses of ICG Indemnified Parties pursuant thereto exceeds an amount equal to $1,000,000, whereupon the applicable ICG Indemnified Party shall be entitled to indemnification under Section 6.1(a) to the full extent of all Losses in excess of such amount. Except as otherwise provided below, ICG shall not be obligated to pay any indemnification amounts for Losses pursuant to Section 6.2(a) in respect of breaches of, or inaccuracies in, representations and warranties unless and until the aggregate amount of all Losses of Weirton Indemnified Parties pursuant thereto exceeds an amount equal to $3,000,000, whereupon the applicable Weirton Indemnified Party shall be entitled to indemnification under Section 6.2(a) to the full extent of all Losses in excess of such amount.

                    (b) Subject to Section 6.4 hereof, no claims for indemnification in respect of Sections 6.1(a) or 6.2(a) shall be made after the date, if any, on which the applicable representation or warranty upon which such claim was based ceases to survive pursuant to Section 6.4.

                    (c) The foregoing limitations on the indemnification obligations of Weirton and ICG set forth in this Section 6.3 shall not apply to any covenants or agreements of any party in this Agreement. In addition, notwithstanding the provisions of paragraph (a), the limitations on the indemnification obligations set forth therein shall not apply to breaches of the representations and warranties in Sections 2.1 - 2.3, 2.6, 2.9, 2.25, 3.1, 3.2,
3.4 or 3.5.

                    (d) Solely for purposes of calculating the amount of Losses incurred arising out of or relating to any breach of a representation or warranty by any party (and not for purposes of determining whether or not a breach has occurred), the references to "Material Adverse Effect" or "Material Adverse Change" or other materiality qualifications (or correlative terms), including as expressed in accounting concepts such as GAAP, shall be disregarded.

                    (e) No right of indemnification hereunder shall be limited by reason of any investigation or audit conducted before or after the Closing or the knowledge of any party of any breach of a representation, warranty, covenant or agreement by the other party at any time, or the decision of any party to complete the Closing. Notwithstanding anything to the contrary herein, ICG and Weirton shall have the right, irrespective of any knowledge or investigation of such party, to rely fully on the representations, warranties and covenants of Weirton, in the case of ICG, or ICG, in the case of Weirton, contained herein. The rights of indemnification provided hereunder shall be independent of and in addition to any other rights and remedies of the parties at law (other than money damages) or in equity (including specific performance).

                    (f) Notwithstanding anything to the contrary set forth herein, no limitation or condition of liability or indemnity shall apply to any breach of a representation or warranty if such representation or warranty was made with actual knowledge that it (i) contained an untrue statement of a material fact or (ii) omitted to state a material fact necessary to make the statements contained therein not misleading.

                    (g)  Insurance Effect.  The amount of any Loss for which
                         ----------------
indemnification is provided under any of Sections 6.1 or 6.2 shall be net of any amounts actually recovered by the Indemnified Party under insurance policies with respect to such Loss.

     Section 6.4.   Survival of Representations and Warranties.  All covenants
                    ------------------------------------------
and agreements contained in this Agreement shall survive the Closing Date in perpetuity and shall remain in full force and effect. The representations and warranties set forth in Articles II and III of this Agreement shall survive the Closing Date for a period of two years, except (a) the representations in Sections 2.10 shall survive until the date on which the relevant period for assessment and/or re-assessment, limitation period or statute of limitations applicable to such matters expires, (b) the representations and warranties in Sections 2.1 - 2.3, and 3.1 and 3.2 shall survive the Closing Date in perpetuity, (c) claims based on fraud or knowing misrepresentation shall survive the Closing Date in perpetuity, and (d) the foregoing time limitations shall not apply to any claims which have been the subject of a written notice prior to expiration of the applicable time period.

     Section 6.5.   Notice and Opportunity to Defend.  The obligations and
                    --------------------------------
liabilities of any party hereto against which indemnification is sought hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to this Section 6.6.

                    (a) Promptly after receipt by any party entitled to indemnification hereunder (each, an "Indemnified Party") of notice of any demand
                                     -----------------
or claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that could reasonably be
                                 ------------------
expected to result in a Loss, the Indemnified Party shall give notice thereof (a "Claims Notice") to any other party obligated to provide indemnification
 -------------
pursuant to Section 6.1 or 6.2 (each, an "Indemnifying Party"). Each Claims
                                          ------------------
Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. The rights of any Indemnified Party to be indemnified hereunder shall not be adversely affected by its failure to give, or its failure to timely give, a Claims Notice with respect thereto unless, and if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby.

                    (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability if (i) the claim involves (and continues to involve) solely monetary damages and the Indemnifying Party's assumption of the defense or settlement of such claim will not have a material adverse effect on the Indemnified Party's business, (ii) the Indemnifying Party expressly agrees in writing to the Indemnified Party that, as between the two, the Indemnifying Party is solely obligated to satisfy and discharge the claim, and (iii) the Indemnifying Party makes reasonably adequate provision to satisfy the Indemnified Party of the Indemnifying Party's ability to satisfy and discharge the claim (the foregoing collectively, the "Litigation
                                                                     ----------
Conditions"); provided, however, that if the parties in any action shall include
----------    --------  -------
both an Indemnifying Party and an Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party; and provided
                                                                    --------
further, however, that the Indemnifying Party shall forfeit the right to control
-------  -------
the defense or settlement of any such claim if, at any time after assuming the defense or settlement thereof, the Indemnifying Party no longer satisfies the Litigation Conditions. Subject to the foregoing, if the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the

Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability controlled by the other party. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided, or fails to satisfy the Litigation Conditions, the Indemnified Party may pay, compromise or defend such Asserted Liability. If the Indemnifying Party duly elects to compromise or defend the Asserted Liability, the Indemnified Party may participate, at its own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall, subject to receipt of a reasonable confidentiality agreement, make available to the Indemnifying Party any books, records or other documents within its control, and the reasonable assistance of its employees, for which the Indemnifying Party shall be obliged to reimburse the Indemnified Party the reasonable out-of-pocket expenses of making such information and personnel available.

     Section 6.6.   Procedure for Claims by Parties.  In the event that any
                    -------------------------------
party incurs or suffers any Losses with respect to which indemnification may be sought by such party pursuant to this Article VI (other than in respect of third party claims), the Indemnified Party must assert the claim by a Claims Notice to the Indemnifying Party. The Claims Notice must state the nature and basis of the claim in reasonable detail based on the information available to the Indemnified Party. Each Indemnifying Party to whom a Claims Notice is given shall respond to any Indemnified Party that has given a Claims Notice (a "Claim
                                                                          -----
Response") within 30 days (the "Response Period") after the date that the Claims
--------                        ---------------
Notice is given. Any Claim Response shall specify whether or not the Indemnifying Party given the Claim Response disputes the claim described in the Claims Notice. If any Indemnifying Party fails to give a Claim Response within the Response Period, such Indemnifying Party shall be deemed not to dispute the claim described in the related Claims Notice. If any Indemnifying Party elects not to dispute a claim described in a Claims Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnifying Party. If any Indemnifying Party fails to pay all or any part of any indemnification obligation on or before the later to occur of (a) 30 days after the last day of the applicable Response Period, and (b) if the Claims Notice relates to Losses that have not been liquidated as of the date of the Claims Notice, the date on which all or any part of such Losses shall have become liquidated and determined, then the Indemnifying Party shall also be obligated to pay to the Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to 10%.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

     Section 7.1.   Amendment and Modification.  This Agreement may be amended,
                    --------------------------
modified, supplemented or altered only by a written agreement signed by ICG and Weirton.

     Section 7.2.   Waiver of Compliance; Consents.  Any failure of a party to
                    ------------------------------
comply with any obligation, covenant, agreement or condition herein may be waived, but only if such waiver is in writing and is signed by the party against whom the waiver is to be effective. Any such waiver or any failure to insist upon strict compliance with any obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 7.2.

     Section 7.3.   Notices.  All notices and other communications hereunder
                    -------
shall be in writing (including by telecopy during business hours) and shall be deemed to have been duly given when delivered in person (including by reputable overnight courier), when telecopied (with written confirmation of transmission having been received) or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

                    (a)  If to ICG:

                    Internet Capital Group, Inc.
                    435 Devon Park Drive
                    Building 800
                    Wayne, PA 19087
                    Attention: Henry N. Nassau, Esq.
                    Facsimile No.: (610) 989-0112

                    with a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA 19103
                    Attention: Christopher G. Karras, Esq.
                    Facsimile No.: (215) 994-2222

                    (b)  If to Weirton:

                    Weirton Steel Corporation
                    400 Three Springs Drive
                    Weirton, West Virginia 26062-4989
                    Attention: Mr. Richard K. Riederer
                    Facsimile No.: 304-797-2009

                    with a copy to:

                    Buchanan Ingersoll Professional Corporation
                    One Oxford Centre, 20/th/ Floor
                    Pittsburgh, PA 15219
                    Attention: Thomas M. Thompson, Esq.
                    Facsimile No.: 412-562-1041

     Section 7.4.   Assignment; No Third Party Beneficiaries.  This Agreement
                    ----------------------------------------
and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties hereto. The affiliates, directors, officers, employees and representatives of any of ICG or Weirton are intended third party beneficiaries of Section 6.1 and Section 6.2 of this Agreement. Nothing else contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder.

     Section 7.5.   Expenses.  Except as otherwise expressly provided herein,
                    --------
each of the parties hereto will bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the documents and instruments contemplated hereby and in connection with and the transactions contemplated hereby and thereby, including all fees and disbursements of counsel, accountants, appraisers and other advisors retained by such party, whether or not the transactions contemplated by this Agreement are consummated; provided, however, that Weirton will bear the fees and expenses the
             --------  -------
Partnership and the General Partner incurred in connection with this Agreement or the transactions contemplated hereby.

     Section 7.6.   Governing Law.  This agreement, and all agreements,
                    -------------
documents and instruments delivered pursuant to hereto incorporated herein, unless otherwise expressly provided therein, shall be governed by, and construed in accordance with, the substantive laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such commonwealth, without reference to the conflicts of laws rules of such commonwealth.

     Section 7.7.   Counterparts.  This Agreement may be executed by the parties
                    ------------
hereto individually or in any combination, in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     Section 7.8.   Entire Agreement.  This Agreement embodies the entire
                    ----------------
agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, except the mutual non-disclosure agreement, dated as of October 21, 1999 between ICG and Weirton.

     Section 7.9.   Severability.  If any provision or provisions of this
                    ------------
Agreement or of any of the documents or instruments delivered pursuant hereto, or any portion of any provision hereof or thereof, shall be deemed invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability hereof or thereof and shall not affect the validity or effect of any other portion hereof or thereof.

     Section 7.10.  Arm's Length Contract.  This Agreement has been negotiated
                    ---------------------
"at arm's length" by the parties, each represented by counsel of its choice and each having an equal opportunity to participate in the drafting of the provisions hereof. Accordingly, in construing the provisions of this Agreement, no party shall be presumed or deemed to be the "drafter" or "preparer" of the same.

     Section 7.11.  Headings; Interpretation.
                    ------------------------

                    (a) The headings of the various Articles and Sections of this Agreement have been inserted for the purpose of convenience of reference only, and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

                    (b) When reference is made in this Agreement to an Article or Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. Whenever the words "included", "includes" or "including" (or any other tense or variation of the word "include") are used in this Agreement, they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the auxiliary verbs "will" and "shall" are mandatory, and the auxiliary verb "may" is permissive (and, by extension, is probative when used negatively, as a denial of permission). References to "$" or "dollars" in this Agreement mean United States dollars. All accounting terms used but not otherwise defined in this Agreement shall have the meanings determined by GAAP. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any document or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.


                                   WEIRTON STEEL CORPORATION



                                   By  /s/ Richard K. Riederer
                                      ----------------------------
                                      Name: Richard K. Riederer
                                      Title: President and Chief Executive
                                             Officer


                                   INTERNET CAPITAL GROUP, INC.



                                   By  /s/ Henry N. Nassau
                                      ----------------------------
                                      Name: Henry N. Nassau
                                      Title: Managing Director, General
                                             Counsel and Secretary